                                                                Filed
                                                    Comptroller of The Currency
                                                        Northeastern District

                            ARTICLES OF ASSOCIATION
                                                          Date APR 24 1985


For the purpose of organizing an Association to carry on the business of banking under the laws of the United States, the undersigned do enter into the following Articles of Association:

FIRST. The title of the Association shall be CHEMICAL NATIONAL BANK.

SECOND. The main office of the Association shall be in Jericho, County of Nassau, State of New York. The general business of the Association shall be conducted at its main office and its branches.

THIRD. The Board of Directors of the Association shall consist of not less than five nor more than twenty-five shareholders, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. Each director during the full term of his or her directorship, shall own a minimum of $1,000 aggregate par value of stock of the Association. Any vacancy in the Board of Directors may be filled by action of the Board of Directors.

FOURTH. There shall be an annual meeting of the shareholders to elect directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place the Board of Directors may designate, on the day of each year specified therefor in the bylaws, but if no election is held on that day, it may be held on any subsequent day according to such lawful rules as may be prescribed by the Board of Directors.

Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Association entitled to vote for election of directors. Nominations other than those made by or on behalf of the existing bank management shall be made in writing and be delivered or mailed to the President of the Association and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors, provided, however, that if less than 21 days notice of the meeting is given to shareholders, such nominations shall be mailed or delivered to the President of the Association and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notifications shall contain the following information to the extent known to the notifying shareholder:

    o The name and address of each proposed nominee.

    o The principal occupation of each proposed nominee.


    o The total number of shares of capital stock of the Association that will be voted for each proposed nominee.

    o The name and residence address of the notifying shareholder.

    o The number of shares of capital stock of the Association owned by the notifying shareholder.

Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the Chairperson of the meeting, and upon his/her instructions, the vote tellers may disregard all votes cast for each such nominee.

FIFTH. The authorized amount of capital stock of the Association shall be 20,000 shares of common stock of the par value of one hundred dollars ($100.00) each; but said capital stock may be increased or decreased from time to time, according to the provisions of the laws of the United States.

No holder of shares of the capital stock of any class of the Association shall have any pre-emptive or preferential right of subscription to any shares of any class of stock of the Association, whether now or hereafter authorized, or to any obligations convertible into stock of the Association, issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion may from time to time determine and at such price as the Board of Directors may from time to time fix.

SIXTH. The Board of Directors shall appoint one of its members President of the Association, who shall be Chairperson of the board, unless the board appoints another director to be the Chairperson. The Board of Directors shall have the power to appoint one or more Vice Presidents; and to appoint a Cashier and such other officers and employees as may be required to transact the business of the Association.

The Board of Directors shall have the power to:

    o Define the duties of the officers and employees of the Association.

    o Fix the salaries to be paid to the officers and employees.

    o Dismiss officers and employees.

    o Require bonds from officers and employees and to fix the penalty thereof.

    o Regulate the manner in which any increase of the capital of the Association shall be made.

    o Manage and administer the business and affairs of the Association.

    o Make all bylaws that it may be lawful for the Board to make.

    o Generally to perform all acts that are legal for a Board of Directors to do and perform.

SEVENTH. The Board of Directors shall have the power to change the location of the main office to any other place within the limits of Jericho, New York without the approval of the shareholders but subject to the approval of the Comptroller of the Currency, and shall have the power to establish or change the location of any branch or branches of the Association to any other location, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency.

EIGHTH. The corporate existence of the Association shall continue until terminated according to the laws of the United States.

NINTH. The Board of Directors of the Association, or any one or more shareholders owning, in the aggregate, not less than 50% of the stock of the Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least 10 days prior to the date of the meeting to each shareholder of record at his/her/its address as shown upon the books of the Association.

TENTH. Any person, his/her heirs, executors, or administrators may be indemnified or reimbursed by the Association for reasonable expenses actually incurred in connection with any action, suit or proceeding, civil or criminal, to which he/she or they shall be made a party by reason of his/her being or having been a director, officer, or employee of the Association or of any firm, corporation, or organization which he/she served in any such capacity at the request of the Association; provided, however, that no person shall be so indemnified or reimbursed relative to any matter in such action, suit, or proceeding as to which he/she shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of his/her duties to the Association; and, provided further, that no person shall be so indemnified or reimbursed relative to any matter in such action, suit, or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of the Association, or the Board of Directors, acting by vote of directors not parties to the same or substantially the same action, suit, or proceeding, constituting a majority of the whole number of directors. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such person, his/her heirs, executors, or administrators, may be entitled as a matter of law.

The Association may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance to indemnify its directors, officers and other employees to the extent that such indemnification is allowed in the preceding paragraph. Such insurance may, but need not, be for the benefit of all directors, officers or employees.

ELEVENTH. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of the Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.



IN WITNESS WHEREOF we have hereunto set our hands this 19th day of April, 1985.


                                          /s/ Jay N. Soloway
                                          ----------------------------------
                                          Jay N. Soloway


                                          /s/ Hal W. Taylor
                                          ----------------------------------
                                          Hal W. Taylor


                                          /s/ John B. Sullivan
                                          ----------------------------------
                                          John B. Sullivan


                                          /s/ Ruth L. Finch
                                          ----------------------------------
                                          Ruth L. Finch


                                          /s/ Michael G. Capatides
                                          ----------------------------------
                                          Michael G. Capatides